WGT CONSULTANTS LTD.
410 - 455 Granville Street
Vancouver, BC V6C 1T1

CONSENT OF GEOLOGICAL CONSULTANT

I hereby consent to the inclusion and reference of my report dated June, 2002, entitled “Geological Report on the Wheaton River Property (Peek 1-8 Mineral Claims; YC19158-YC19165)”, in Amendment No. 2 to the Form SB-2 Registration Statement to be filed by Texada Ventures Inc. with the United States Securities and Exchange Commission.

Dated the 26th day of February, 2004

/s/ W.G. Timmins
W.G. Timmins, P.Eng.
Consulting Geologist